EXHIBIT 12.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100854) of Logitech International S.A. of our report dated April 22, 2003 relating to the financial statements, which appears in this Form 20-F.

PricewaterhouseCoopers SA

/s/ M. Foley M. Foley	/s/ M. Perry M. Perry

Lausanne, Switzerland

May 21, 2003